LP Reports Second Quarter 2019 Results; Provides Strategic Update and Revises Outlook
Second Quarter Results

•	Net sales for the second quarter of $588 million, 27 percent lower than the prior year.

•	SmartSide Strand sales increased 3 percent compared to the second quarter of 2018 and 8 percent for the first six months of 2019.

•	Overall OSB commodity price realization dropped 49 percent from the second quarter of 2018 and 43 percent from the first six months of 2018.

•	Net income attributed to LP for the second quarter was $17 million ($0.14 per diluted share) and $44 million ($0.34 per diluted share) for the first six months of 2019.

•	Non-GAAP adjusted income from continuing operations was $13 million (0.11 per diluted share) for the second quarter of 2019 and $30 million ($0.23 per diluted share) for the first six months of 2019.

•	Adjusted EBITDA for the second quarter was $53 million and $111 million for the first six months of 2019.

Strategic Update and Execution of Capital Allocation Plan

•	To reflect slower housing starts, LP is lowering its 2019 SmartSide Strand growth target to 10 percent and its long-term growth target to 10-12 percent.

•	Increased the capacity of the revolving credit facility to $350 million and extended the maturity date to June 28, 2024.

•	Reporting $17 million in operational improvements and supply chain optimization through the first half of 2019 towards 2021 target of $75 million.

•	Paid $438 million in the first six months as part of share repurchase programs.

•	Paid $33 million in dividends in the first six months and announced an additional $0.135 per share dividend.

Nashville, TN., August 6, 2019 - Louisiana-Pacific Corporation (LP) (NYSE: LPX), a leading provider of high-performance building solutions, today reported financial results for the second quarter and first six month of 2019 and provided a strategic update.

Second Quarter Performance

“Despite stiff headwinds and a challenging economic environment, we continued to make progress this quarter, shifting our business further from the commodity space towards value-added, high performance solutions, while efficiently balancing OSB production with demand,” said Brad Southern, LP Chief Executive Officer. "Although our Smart Side Strand growth was hampered by the weak housing market, we remain confident in our ability to grow this business over the long term.”

Strategic Update

LP sees continued growth opportunities in its Siding business but is lowering its long term SmartSide Strand sales growth target to 10-12 percent to reflect slower housing starts. In addition, LP reports operational improvements through overall equipment effectiveness (OEE) and supply chain optimization of $17 million through the first half of 2019. This improvement is part of our opportunity to improve EBITDA by $75 million by 2021 through the following controllable levers:

•	$40 million from sustainable improvement in Overall Equipment Effectiveness;

•	Approximately $25 million from supply chain optimization across its $1.1 billion of addressable spend (approximately $8 million of incremental impact annually); and

•	$10 million from its investment in line management and infrastructure optimization.

Dividend

LP announced its quarterly cash dividend of $0.135 per share will be paid on September 3, 2019 to shareholders of record on August 19, 2019.

Second Quarter and Year to Date Results

For the second quarter of 2019, LP reported net sales of $588 million, down from $811 million in the second quarter of 2018. For the second quarter of 2019, LP reported net income attributed to LP of $17 million, or $0.14 per diluted share, compared to $163 million, or $1.11 per diluted share, for the second quarter of 2018. Non-GAAP adjusted income from continuing operations was $13 million, or $0.11 per diluted share. Adjusted EBITDA for the second quarter of 2019 was $53 million compared to $242 million in the second quarter of 2018. Declines in OSB pricing in all North American operations had a negative impact on LP's operating results of $166 million for the quarter ended June 30, 2019.

For the first six months of 2019, LP reported net sales of $1.2 billion, down from $1.5 billion in the same period of 2018. LP reported net income attributed to LP of $44 million, or $0.34 per diluted share, compared to $254 million, or $1.73 per diluted share, for the same period of 2018. Non-GAAP adjusted income from continuing operations was $30 million, or $0.23 per diluted share. Adjusted EBITDA for the first six months of 2019 was $111 million compared to $401 million in the same period of 2018. Declines in OSB pricing in all North American operations had a negative impact on LP's operating results of $264 million for the six months ended June 30, 2019.

Segment Results

Siding

The Siding segment consists of LP SmartSide® trim and siding, LP CanExel® prefinished siding, as well as LP Outdoor Building Solutions® innovative products for premium outdoor buildings. The Siding segment reported net sales of $238 million in the second quarter of 2019, as compared to $262 million in the second quarter of 2018. For the second quarter of 2019, the Siding segment reported operating income of $37 million compared to $53 million in the second quarter of 2018. For the second quarter of 2019, Adjusted EBITDA for this segment was $46 million compared to $63 million in the second quarter of 2018. The decrease in sales prices of OSB sold in this segment accounted for approximately $5 million of the decrease in both operating results and Adjusted EBITDA for the second quarter.

For the first six months, Siding reported sales of $474 million, down 3 percent from the first six months of 2018, and operating income of $70 million compared to $89 million in 2018. Adjusted EBITDA for the first six months of 2019 was $88 million compared to $108 million in 2018. The decrease in sales prices of OSB sold in this segment accounted for approximately $10 million of the decrease in both operating results and Adjusted EBITDA for the first six months.

Oriented Strand Board

The OSB segment manufactures and distributes OSB structural panel products including LP OSB, LP TechShield® radiant barrier, LP TopNotch® sub-flooring, LP Legacy® super tough, moisture-resistant sub-flooring and LP FlameBlock® fire-rated sheathing. The OSB segment reported net sales of $199 million in the second quarter of 2019, a decrease of 49 percent from $387 million of net sales in the second quarter of 2018. The OSB segment reported an operating loss of $18 million compared to operating income of $149 million in the second quarter of 2018. For the second quarter, Adjusted EBITDA for this segment was negative $3 million compared to positive $163 million in the second quarter of 2018. The decrease in selling price negatively impacted operating results and Adjusted EBITDA by approximately $159 million for the quarter as compared to the second quarter of 2018.

For the first six months, the OSB segment reported net sales of $407 million, a decrease of 42 percent from $701 million of net sales in the first six months of 2018. The OSB segment reported an operating loss of $25 million compared to operating income of $238 million in the first six months of 2018. Adjusted EBITDA for this segment was $5 million compared to $268 million in the first six months of 2018. The decrease in selling price negatively impacted operating results and Adjusted EBITDA by approximately $253 million for the first six months as compared to the same period of 2018.

Engineered Wood Products (EWP)

The EWP segment is comprised of LP SolidStart® I-Joist (IJ), Laminated Veneer Lumber (LVL), Laminated Strand Lumber (LSL) and other related products. The EWP segment reported net sales of $107 million in the second quarter of 2019 as compared to $113 million in the second quarter of 2018. The EWP segment reported operating income of $6 million flat with the second quarter of 2018. For the second quarter, Adjusted EBITDA for this segment was $10 million compared to $11 million in the second quarter of 2018.

For the first six months, the EWP segment reported net sales of $197 million compared to $219 million of net sales in the first six months of 2018. The EWP segment reported an operating income of $9 million compared to $6 million in the first six months of 2018. Adjusted EBITDA for this segment was $17 million compared to $16 million in the first six months of 2018.

South America

The South America segment is comprised of facilities in Chile and Brazil. The segment reported net sales of $40 million in the second quarter of 2019 compared to $45 million in the second quarter of 2018. The South America segment reported operating income of $7 million compared to $10 million in the second quarter of 2018. For the second quarter, Adjusted EBITDA from for this segment was $9 million compared to $12 million in the second quarter of 2018.

For the first six months, the South America segment reported net sales of $85 million compared to $88 million of net sales in the first six months of 2018. The South America segment reported an operating income of $15 million compared to operating income of $19 million in the first six months of 2018. Adjusted EBITDA for this segment was $19 million compared to $23 million in the first six months of 2018.
2019 Guidance
LP’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in LP’s “Forward-Looking Statements.”

•	Given its current outlook, LP expects capital expenditures for 2019 to be in the range of $160 million to $170 million.

•	LP is lowering it 2019 SmartSide Strand sales growth target to 10 percent and its long-term growth target to 10-12 percent.

About LP Building Solutions

As a proven leader in high-performance building solutions, LP Building Solutions manufactures uniquely engineered, innovative building products that meet the demands and needs of the building industry. Its extensive product portfolio includes durable and dependable exterior siding and trim systems, engineered wood framing and structural panels for single-family homes, multifamily projects, repair and remodel markets, light commercial facilities and outdoor buildings. LP also provides industry-leading service and warranties to help customers build smarter, better and faster. Founded in 1973, LP is a global company headquartered in Nashville, Tennessee, and traded on the New York Stock Exchange under LPX. For more information, visit LPCorp.com.

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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in the cost of and availability of transportation; changes in other significant operating expenses; changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; the costs, and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. Investors are cautioned that many of the assumptions upon which LP's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which LP cannot control, and production volumes and costs, some aspects of which LP may not be able to control. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

Use of Non-GAAP information
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release discloses segment earnings (loss) from continuing operations before interest expense, taxes, depreciation and amortization and exclude stock based compensation expense, (gain) loss on sales or impairment of long-lived assets, other operating credits and charges, net, loss on early debt extinguishment, investment income and other non-operating items as Adjusted EBITDA which is a non-GAAP financial measure. It also discloses Adjusted income from continuing operations which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net, early debt extinguishment and adjusts for a normalized tax rate. Adjusted EBITDA and Adjusted income from continuing operations are not a substitute for the GAAP measure of net income or operating cash flows or other GAAP measures of operating performance or liquidity.
LP has Adjusted EBITDA in this press release because it uses this as important supplemental measure of our performance and believe that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present similarly-titled measures when reporting their results. LP uses Adjusted EBITDA to evaluate its performance as compared to other companies in its industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA has material limitations as a performance measure because it excludes interest expense, income tax (benefit) expense and depreciation and amortization which are necessary to operate our business or which LP otherwise incurred or experienced in connection with the operation of its business.
LP believes that Adjusted income from continuing operations, which excludes (gain) loss on sale or impairment of long-lived assets, interest outside of normal operations, other operating credits and charges, net and early debt extinguishment, adjusted for a normalized tax rate is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to our earnings for past and future periods. LP believes that this measure is particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly titled measures differently and, therefore, as presented by LP may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted income (loss) from continuing operations has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of its business.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales	$588	$811	$1,170	$1,502
Cost of sales	510	550	1,011	1,065
Gross profit	78	261	159	437

Selling, general and administrative expenses	58	50	114	101
(Gain) loss on sale or impairment of long lived assets, net	—	—	1	(1)
Other operating credits and charges, net	(3)	(5)	(1)	(5)
Income from operations	23	215	45	342
Interest expense, net of capitalized interest	(2)	—	(1)	(1)
Other non-operating items	(2)	(1)	9	(2)
Income from continuing operations before taxes	19	215	52	339
Provision for income taxes	3	51	11	81
Equity in loss of unconsolidated affiliate	—	1	—	1
Income from continuing operations	15	163	42	258

Loss from discontinued operations	—	—	—	(4)
Net income	$16	$163	$42	$254
Less: Net loss attributed to non-controlling interest	(2)	—	(2)	—
Net income attributed to Louisiana-Pacific Corporation	$17	$163	$44	$254

Amounts attributed to Louisiana-Pacific Corporation shareholders:
Income from continuing operations, net of tax	$17	$163	$44	$258
Income from discontinued operations, net of tax	—	—	—	(4)
	$17	$163	$44	$254
Net income per share of common stock:
Income from continuing operations	$0.14	$1.13	$0.34	$1.78
Loss from discontinued operations	—	—	—	(0.03)
Net income per share - basic	$0.14	$1.13	$0.34	$1.75
Diluted net income per share of common stock:
Income from continuing operations	$0.14	$1.11	$0.34	$1.76
Loss from discontinued operations	—	—	—	(0.03)
Net income per share - diluted	$0.14	$1.11	$0.34	$1.73

Weighted average shares of stock outstanding - basic	123.4	144.6	126.9	144.7
Weighted average shares of stock outstanding - diluted	124.3	146.2	127.9	146.4

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$348	$878
Receivables, net of allowance for doubtful accounts of $2 million at June 30, 2019 and $1 million at December 31, 2018	177	128
Inventories	293	273
Prepaid expenses and other current assets	11	8
Total current assets	828	1,287
Timber and timberlands	55	62
Property, plant and equipment, net	1,038	1,010
Goodwill and other intangible assets	51	26
Operating lease assets	22	—
Investments in and advances to affiliates	9	49
Restricted cash	14	13
Other assets	68	61
Deferred tax asset	4	4
Total assets	$2,090	$2,514

LIABILITIES AND EQUITY
Current portion of long-term debt	$3	$5
Accounts payable and accrued liabilities	223	233
Income taxes payable	1	21
Current portion of contingency reserves	2	2
Total current liabilities	229	262
Long-term debt, excluding current portion	348	347
Deferred income taxes	75	62
Non-current operating lease liabilities	14	—
Contingency reserves, excluding current portion	8	9
Other long-term liabilities	126	135
Redeemable noncontrolling interest	13	—
Stockholders’ equity:
Common stock	141	153
Additional paid-in capital	374	458
Retained earnings	1,315	1,613
Treasury stock	(410)	(378)
Accumulated comprehensive loss	(143)	(146)
Total stockholders’ equity	1,278	1,700
Total liabilities and stockholders’ equity	$2,090	$2,514

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16	$163	$42	$254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29	30	60	61
Equity in (income) loss of unconsolidated affiliates, including dividends	—	—	(2)	(1)
(Gain) loss on sale or impairment of long-lived assets, net	—	—	1	(1)
Other operating credits and charges, net	(3)	—	(1)	(1)
Gain on acquisition	—	—	(14)	—
Stock-based compensation related to stock plans	3	3	5	5
Exchange (gain) loss on remeasurement	—	—	2	—
Cash settlements of warranties, net of accruals	—	(6)	(1)	(2)
Accrual of contingencies, net of cash settlements	—	—	—	(2)
Pension contributions, net of expense	1	(2)	2	—
Other adjustments, net	(1)	(1)	(1)	1
Changes in assets and liabilities:
Increase in receivables	(6)	(16)	(41)	(45)
(Increase) decrease in inventories	19	41	(17)	(13)
Increase in prepaid expenses	(3)	(4)	(3)	(5)
Increase (decrease) in accounts payable and accrued liabilities	(2)	19	(17)	(20)
Increase (decrease) in income taxes payable and deferred income taxes	(1)	13	(16)	37
Net cash provided by (used in) operating activities	54	237	—	268
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(38)	(44)	(81)	(88)
Proceeds from sales of assets	1	—	1	1
Cash acquired (used in) acquisition	(7)	—	33	(45)
Notes receivable from asset sales	—	22	—	22
Other investing activities	—	—	(1)	—
Net cash used in investing activities	(45)	(67)	(50)	(110)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(3)	—	(3)	—
Payment of cash dividends	(17)	(19)	(33)	(38)
Purchase of stock	—	(39)	(438)	(39)
Taxes paid related to net share settlement of equity awards	—	(2)	(4)	(8)
Other financing activities	(3)	—	(3)	3
Net cash used in financing activities	(22)	(60)	(481)	(81)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1	(5)	1	(4)
Net increase in cash, cash equivalents and restricted cash	(13)	105	(530)	73
Cash, cash equivalents and restricted cash at beginning of period	375	909	892	941
Cash, cash equivalents and restricted cash at end of period	$362	$1,014	$362	$1,014

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales:
Siding	$238	$262	$474	$489
OSB	199	387	407	701
EWP	107	113	197	219
South America	40	45	85	88
Other	5	3	10	6
Intersegment sales	(2)	—	(4)	—
	$588	$811	$1,170	$1,502
Operating profit (loss):
Siding	$37	$53	$70	$89
OSB	(18)	149	(25)	238
EWP	6	6	9	6
South America	7	10	15	19
Other	(2)	(2)	(5)	(4)
Other operating credits and charges, net	3	5	1	5
Gain (loss) on sale or impairment of long-lived assets, net	—	—	(1)	1
General corporate and other expenses, net	(8)	(6)	(16)	(12)
Interest expense, net	(2)	—	(1)	(1)
Other non-operating items	(2)	(1)	9	(2)
Income from continuing operations before taxes	21	214	54	339
Provision for income taxes	3	51	11	81
Income from continuing operations	$17	$163	$44	$258

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY STATISTICS

	Quarter Ended June 30,		Six Months Ended June 30,
Housing starts[1]:	2019	2018	2019	2018
Single Family	241	258	430	453
Multi-Family	111	95	188	189
	352	353	618	641

[1] Actual U.S. Housing starts data reported by U.S. Census Bureau

The following table sets forth North American sales volumes for the quarter ended June 30, 2019 and 2018:

	Quarter Ended June 30, 2019				Quarter Ended June 30, 2018
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	309	—	—	309	309	—	—	309
SmartSide® fiber siding (MMSF)	51	—	—	51	58	—	—	58
CanExel® siding (MMSF)	7	—	—	7	12	—	—	12
OSB - commodity (MMSF)	26	549	7	582	34	663	14	711
OSB - value added (MMSF)	1	420	5	427	31	400	11	442
LVL (MCF)	—	—	1,953	1,953	—	—	1,949	1,949
LSL (MCF)	—	—	869	869	—	—	1,088	1,088
I-joist (MMLF)	—	—	26	26	—	—	22	22

	Six Months Ended June 30, 2019				Six Months Ended June 30, 2018
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	593	—	—	593	571	—	—	571
SmartSide® fiber siding (MMSF)	104	—	—	104	113	—	—	113
CanExel® siding (MMSF)	22	—	—	22	25	—	—	25
OSB - commodity (MMSF)	43	1,120	16	1,180	65	1,279	25	1,369
OSB - value added (MMSF)	2	810	11	823	58	783	21	862
LVL (MCF)	—	—	3,457	3,457	—	—	3,849	3,849
LSL (MCF)	—	—	1,666	1,666	—	—	1,964	1,964
I-joist (MMLF)	—	—	45	45	—	—	46	46

Reconciliation of Net income to Adjusted EBITDA

	Quarter Ended June 30		Six Months Ended June 30
	2019	2018	2019	2018
Net income	$16	$163	$42	$254
Add (deduct):
Loss from noncontrolling interest	2	—	2	—
Loss from discontinued operations	—	—	—	4
Income from continuing operations attributable to LP	17	163	44	258
Provision for income taxes	3	51	11	81
Depreciation and amortization	29	30	60	61
Stock-based compensation	3	2	5	4
(Gain) loss on sale or impairment of long-lived assets, net	—	—	1	(1)
Other operating credits and charges, net	(3)	(5)	(1)	(5)
Interest expense, net	2	—	1	1
Non-operating items	2	1	(9)	2
Adjusted EBITDA	$53	$242	$111	$401

Siding	46	$63	88	$108
OSB	(3)	163	5	268
EWP	10	11	17	16
South America	9	12	19	23
Other	(2)	(2)	(5)	(4)
Corporate	(7)	(5)	(14)	(10)
Adjusted EBITDA	$53	$242	$111	$401

Reconciliation of Net income to Adjusted income from continuing operations

	Quarter Ended June 30,		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$16	$163	$42	$254
Add (deduct):
Net loss attributed to noncontrolling interest	2	—	2	—
Loss from discontinued operations	—	—	—	4
(Gain) loss on sale or impairment of long-lived assets, net	—	—	1	(1)
Other operating credits and charges, net	(3)	(5)	(1)	(5)
Gain on acquisition	—	—	(14)	—
Reported tax provision	3	51	11	81
Adjusted income from continuing operations before tax	18	210	40	333
Normalized tax provision at 25%	4	52	10	83
Adjusted income from continuing operations	$13	$157	$30	$250
Diluted shares outstanding	124.3	146.2	127.9	146.4
Adjusted income from continuing operations per diluted share	$0.11	$1.08	$0.23	$1.71